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                                                                   EXHIBIT 10.31

                              Terms of Compensation

Name:             Jon Stoner

Title:            Senior Vice President and Chief Technical Officer

Base Salary:      $200,000, increased to $210,000 on February 1, 2005

Bonus Plan:       Eligible for participation in the company's Key Manager
                  Incentive Program with a target payout at 50% of base salary and a maximum payout of 150% of base salary

Stock Options:    50,000 shares, with an exercise price = fair market
                  value on grant date, vesting 1/4 on the first anniversary of the grant date and an additional 1/48 monthly thereafter

Health Benefits:  eligible for group insurance program consisting of a hospital, surgical, major medical, life, dependent life, accidental death insurance and dental plan, and an annual executive physical

401K: company match of 50% of the employee's first 6% contribution, not to exceed 50% of the 402(g) limit